Exhibit 10.2
FIRST AMENDMENT TO
MAGELLAN PETROLEUM CORPORATION
NONQUALIFIED STOCK OPTION
     Whereas, Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and the undersigned individual (the “Participant”), have previously entered into an option award agreement dated as of November 28, 2005 (the “Option Agreement”) which evidenced a stock option award (the “Option”) made by the Company to the Optionee under the Company’s 1998 Stock Option Plan (the “Plan”);
     Whereas, the Company and the Participant wish to amend the terms of the Option as set forth herein;
     Now, Therefore, in consideration of the terms and conditions of this Amendment and pursuant to the terms of the Plan, the parties hereby agree as follows:
     1. Section 2(a) of the Option Award Agreement is hereby deleted in its entirety and the following is substituted therefore:
(a)	Expiration Date. Notwithstanding anything in the Plan to the contrary, the Options evidenced hereby shall expire on the earlier of the date specified in Section 3 of the Agreement or the first anniversary of the death of the Participant in accordance with the Plan.
     2. Except as expressly modified by this First Amendment, all terms and provisions contained in the Option Agreement shall remain in full force and effect.
* * * * *
     In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officer.

Agreed to:	MAGELLAN PETROLEUM CORPORATION

By:

Optionee: [name of director]		Name:
Title:

Date: December ___, 2008